Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURE
EXHIBIT INDEX
Press Release dated June 2, 2004
Distribution Agreement
Asset Contribution Agreement
Tax Matters Agreement
Amended Registration Rights Agreement

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2004

THE HOUSTON EXPLORATION COMPANY

(Exact name of registrant as specified in charter)

Delaware
(State of Incorporation)

001-11899 (Commission File No.)	22-2674487 (I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 2000, Houston, Texas 77002-5215
(Address of Principal Executive Offices, including Zip code)

(713) 830-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5.    Other Events.

On June 2, 2004, we issued a press release announcing the completion of an exchange with KeySpan Corporation and the closing of an offering of 6,200,000 shares of our common stock under the Company’s shelf registration statement on Form S-3, effective March 31, 2004 (File No. 333-113659). We also granted the underwriters an option to purchase up to an additional 930,000 shares at the public offering price to cover any over-allotments, the option for 310,000 shares of which expired at closing without being exercised and the remaining 620,000 shares may be exercised through June 25, 2004. In accordance with the Distribution Agreement entered into June 2, 2004 with KeySpan, we contributed substantially all of the approximately $282 million net proceeds of the offering after expenses, together with an additional $107 million borrowed under our revolving credit facility and all of our Appalachian Basin assets and related liabilities, to our wholly-owned subsidiary, Seneca Upshur Petroleum, Inc., which we then exchanged with KeySpan to redeem and cancel 10,800,000 shares of our common stock held by KeySpan.

As a result of the offering and the exchange, KeySpan’s beneficial ownership of our common stock was reduced from approximately 54.5% to approximately 24.1%, and KeySpan reduced its representation on our Board of Directors to two directors, Mr. Robert Catell and Mr. Stephen McKessy. William G. Hargett has assumed the role of Chairman of the Board in addition to his current responsibilities as President and Chief Executive Officer of our company. The net effect of the offering and the exchange is the redemption and cancellation of 4,600,000 shares of our common stock, the disposition of our Appalachian Basin assets, which represented approximately 3% of our production as of March 31, 2004, and a $107 million increase in our outstanding indebtedness. As of March 31, 2004, approximately 25 of our 170 full time employees were involved in the Appalachian business and offered employment by KeySpan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On June 3, 2004, the Company held its annual stockholders meeting in Houston, Texas. At the meeting, stockholders reelected, Messrs. Robert B. Catell, John U. Clarke, David G. Elkins, William G. Hargett, Harold R. Logan, Jr., Stephen W. McKessy and Donald C. Vaughn. The Board of Directors is currently comprised of seven directors. The Board currently intends to consider candidates in the future to fill up to two of the vacancies from the resignations on June 2, 2004 of Messrs. Robert Fani, Gerald Luterman and Neil Nichols in connection with the exchange closing and the previously announced retirements of two directors. At the annual meeting, the stockholders also approved The Houston Exploration Company 2004 Long-Term Incentive Plan and ratified the appointment of Deloitte & Touche LLP as the Company’s independent accountants for fiscal year 2004. Final results of voting at the annual meeting will be filed with the Securities and Exchange Commission in the Company’s next quarterly report on Form 10-Q.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

	99.1	Press Release of The Houston Exploration Company dated June 2, 2004

	99.2	Distribution Agreement dated as of June 2, 2004 by and among The Houston Exploration Company, Seneca-Upshur Petroleum, Inc., THEC Holdings Corp. and KeySpan Corporation

	99.3	Asset Contribution Agreement dated June 2, 2004 between The Houston Exploration Company and Seneca-Upshur Petroleum, Inc.

	99.4	Tax Matters Agreement dated as of June 2, 2004 by and among The Houston Exploration Company, Seneca-Upshur Petroleum, Inc., THEC Holdings Corp. and KeySpan Corporation

	99.5	Amended and Restated Registration Rights Agreement dated as of June 2, 2004 between The Houston Exploration Company and THEC Holdings Corp.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOUSTON EXPLORATION COMPANY.
Dated: June 3, 2004	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of The Houston Exploration Company dated June 2, 2004

99.2	Distribution Agreement dated June 2, 2004 by and among The Houston Exploration Company, Seneca-Upshur Petroleum, Inc., THEC Holdings Corp. and KeySpan Corporation

99.3	Asset Contribution Agreement dated June 2, 2004 between The Houston Exploration Company and Seneca-Upshur Petroleum, Inc.

99.4	Tax Matters Agreement dated June 2, 2004 by and among The Houston Exploration Company, Seneca-Upshur Petroleum, Inc., THEC Holdings Corp. and KeySpan Corporation

99.5	Amended and Restated Registration Rights Agreement dated June 2, 2004 between The Houston Exploration Company, THEC Holdings Corp. and KeySpan Corporation